                                                            EXHIBIT 2.1



THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made the 14th day of June,
                                     ---------
2001,


AMONG:

          GeoAlert Inc., (herein referred to as "GeoAlert")
          -------------                          --------
          (formerly Corbett Lake Minerals, Inc.)
          a Nevada reporting company of Suite 8,
          1545 West 14/th/ Avenue, Vancouver, B.C.  V2J 1J5


                                                               OF THE FIRST PART
AND:

          CHRISTINE N. BACHMANN,


                                                              OF THE SECOND PART
AND:

          JAMES W. GARRETT,


                                                               OF THE THIRD PART
AND:

          DAVID M. WESTFALL,


                                                              OF THE FOURTH PART

AND:

          ROBERT G. WEILER, JR.,


                                                               OF THE FIFTH PART
AND:

          DAVID R. WEILER,


                                                               OF THE SIXTH PART

          (collectively, the "Moonlight Shareholders")
                              ----------------------

AND:
          Moonlight R&D Inc., ("Moonlight")
          -------------------   ---------
          of 343 W. Bagley Road, Suite 205, Berea, Ohio  44017

                                                             OF THE SEVENTH PART

WHEREAS:

A. The Moonlight Shareholders are the owners of all of the issued and outstanding capital stock of Moonlight (the "Moonlight Shares").
                                             ----------------

B. The Moonlight Shareholders wish to exchange all of the Moonlight Shares for 11,000,000 shares of capital stock of GeoAlert representing 70% of the voting power of GeoAlert after the Closing (as determined on a fully diluted basis);

C. The parties entered into a letter of intent dated March 20, 2001 which is superseded by this Agreement;

D. GeoAlert currently has 4,700,000 shares of common stock issued and outstanding and unallocated working capital of US$500,000.

NOW, THEREFORE, that in consideration of the representations, warranties and covenants set forth herein, the parties agree as follows:


                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

Definitions
-----------

1.01 In this Agreement, including the recitals hereto, the following words and phrases shall have the following meanings:

     (a)  "Closing" means the completion of the transactions contemplated by
           -------
          this Agreement which is to occur on June 18, 2001;

     (b)  "GeoAlert Shares" means 11,000,000 common shares of GeoAlert issued to
           ---------------
          the Moonlight Shareholders in consideration for the Moonlight Shares;

     (c)  "Exchange Act" means the Securities Exchange Act of 1934 and the
           ------------
          regulations promulgated thereunder as amended from time to time;

     (d)  "Moonlight Shareholders" means Michael Bachmann, Christine Bachmann,
          ----------------------
          James W. Garrett, David M. Westfall, Robert G. Weiler, Jr. and David
          R. Weiler;

     (e)  "Moonlight Shares" means all of the issued and outstanding capital
           ----------------
          stock of Moonlight held by the Moonlight Shareholders;

     (f)  "SEC" means the Securities and Exchange Commission;
           ---

     (g)  "Securities Act" means the Securities Act of 1933 and the regulations
           --------------
          promulgated thereunder as amended from time to time.

Captions and Section Numbers
----------------------------

1.02 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement.

Extended Meanings
-----------------

1.03 The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

Number and Gender
-----------------

1.04 Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.

Section References
------------------

1.05 Any reference to a particular "article", "section", "subsection" or other subdivision is to the particular article, section or other subdivision of this Agreement.

Governing Law
-------------

1.06 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Ohio without regard to conflicts of laws principles . All disputes arising under this Agreement shall be referred to the Courts of the State of Ohio.

Currency
--------

1.07 All sums of money referred to are the lawful currency of the United States of America.

Schedules
---------

1.08 The schedules attached are incorporated into this Agreement. All terms defined in this Agreement shall have the same meaning in such schedules. The schedules to this Agreement are as follows:

     Schedule A:       Shareholders of GeoAlert after Closing.
     ----------

     Schedule B:       Options to be granted by GeoAlert to Directors, Officers
     ----------
                       and employees of GeoAlert.

     Schedule C:       Management Contract Terms.
     ----------

                                   ARTICLE 2
                                 SHARE EXCHANGE
                                 --------------

Share Exchange
--------------

2.01 The Moonlight Shareholders will exchange all of the Moonlight Shares in consideration for the GeoAlert Shares which shall be delivered at Closing and distributed in accordance with Section 2.01 of the Disclosure Schedule.

                                   ARTICLE 3

                                   [Reserved]

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF GEOALERT
                   ------------------------------------------

Representations and Warranties
------------------------------

4.01 GeoAlert represents and warrants to Moonlight and the Moonlight Shareholders, with the intent that Moonlight and the Moonlight Shareholders will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

     (a) GeoAlert is duly incorporated and validly exists in good standing in the State of Nevada and has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

     (b) The authorized capital stock of GeoAlert consists of 200,000,000 shares of common stock, par value $0.001 per share (the "GeoAlert Common
                                                         ---------------
Stock"). As of the close of business on the day immediately prior to the Closing
-----
Date, there are (i) 4,700,000 shares of GeoAlert Common Stock issued and outstanding, (ii) 7,000,000 shares of GeoAlert Common Stock held in the treasury of GeoAlert, (iii) no shares of GeoAlert Common Stock issuable upon the exercise of outstanding stock options, and (iv) no shares of GeoAlert Common Stock issuable upon the exercise of outstanding warrants or other convertible securities. Except as set forth in Section 4 of the Disclosure Schedule, no shares of capital stock or other equity securities of GeoAlert are outstanding or reserved for issuance. Except as described in this Section 4 or in Section 4 of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights (including any pre-emptive rights or anti-dilution rights) or contracts of any kind to which GeoAlert is a party or by which any of them is bound obligating GeoAlert to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of GeoAlert or obligating GeoAlert to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. All of the issued and outstanding shares of capital stock of GeoAlert have been issued in full compliance with the Securities Act and any and all applicable state securities and blue sky laws. Immediately after the Closing, the GeoAlert Shares will be duly authorized, validly issued, fully paid and nonassessable, and, immediately following the Closing, the GeoAlert Shares will represent 70% of the voting power of GeoAlert (as determined on a fully diluted basis). Set forth on Schedule A is a list of stockholders of GeoAlert immediately following the
----------
Closing including the number of shares of GeoAlert owned by such stockholder immediately following the Closing. The disclosures contained in Schedule A will
                                                                 ----------
represent all of the issued and outstanding capital stock of GeoAlert immediately following the Closing;

     (c) GeoAlert is a reporting company under the Exchange Act and its shares are quoted on the NASD OTC Bulletin Board. GeoAlert has timely filed all required reports, schedules, forms, statements and other documents with the SEC since it was required to do so (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as amended, the "SEC Documents"). As of their respective dates, the SEC
                 -------------
Documents complied in all respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of GeoAlert included in the SEC Documents (the "SEC
                                                                     ---
Financial Statements") comply as to form in all
--------------------
respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of GeoAlert and its consolidated subsidiaries as of the dates thereof and the consolidated income, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which, individually or in the aggregate, is material);

     (d) GeoAlert has no liabilities other than (i) liabilities reflected on the most recent balance sheet of GeoAlert included in the SEC Financial Statements, and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet of GeoAlert included in the SEC Financial Statements;

     (e) Other than as disclosed in the most recent balance sheet of GeoAlert included in the SEC Financial Statements, no indebtedness for borrowed money of GeoAlert contains any restriction upon the incurrence of indebtedness for borrowed money by GeoAlert or restricts the ability of GeoAlert to grant any liens on its properties or assets. Immediately following the Closing, GeoAlert will have unallocated working capital in an amount equal to $500,000;

     (f) none of GeoAlert's properties or assets are in the possession of or under the control of any other person;

     (g) GeoAlert's operating history, employees and benefit plans are as stated in the SEC Documents;

     (h) except for the transactions referred to or contemplated herein there has not been:

          (A) any changes in the condition or operations of the business, assets or financial position of GeoAlert which are, individually or in the aggregate, materially adverse; or

          (B) any damage, destruction or loss or other event, development or condition, of any character (whether or not covered by insurance) which has not been disclosed to Moonlight and the Moonlight Shareholders, which has or may materially and adversely affect the business, assets, properties or future prospects of GeoAlert;

     (i) all material financial transactions of GeoAlert have been accurately recorded in the books and records of GeoAlert and such books and records fairly present the financial position and the corporate affairs of GeoAlert;

     (j) except for matters disclosed herein or in the SEC Financial Statements, since January 1, 2000, GeoAlert has not:

          (A) transferred, assigned, sold or otherwise disposed of any of its assets or cancelled any debts or claims except in each case in the ordinary and usual course of business;

          (B) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

          (C) declared or made, or committed itself to make, any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares or split, consolidated or reclassified any of its shares;

          (D) suffered any operating loss or any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of business;

          (E)  waived or surrendered any right of substantial value;

          (F) made any gift of money or of any property or assets to any person;

          (G) amended or changed or taken any action to amend or change its corporate governance documents;

          (H) increased or agreed to increase the pay of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit of, any director, employee or officer or former director, employee or officer of GeoAlert;

          (I) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

          (J) authorized or agreed or otherwise have become committed to do any of the foregoing;

     (k) GeoAlert is not party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, judgement or decree which would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein, and no consent, approval or authorization of any other person is required to consummate the transactions contemplated hereby;

     (l) there is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to GeoAlert or affecting its assets, properties or business; and there is not presently outstanding against GeoAlert any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (m) GeoAlert has complied with all laws and is not in violation of any law, regulation or rule which, individually or in the aggregate, would be materially adverse to GeoAlert. There have been no allegations or inquiries concerning any violation of any law, regulation or rule by GeoAlert within the past three years;

     (n) GeoAlert has the requisite corporate power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by GeoAlert and the consummation by GeoAlert of the transactions contemplated hereby have been duly authorized by the Board of Directors of GeoAlert, which constitutes all necessary corporate action on the part of GeoAlert. This Agreement has been duly executed and delivered by GeoAlert and constitutes a valid and binding obligation of GeoAlert, enforceable against GeoAlert in accordance with its terms;

     (o) GeoAlert is not a party to any written or oral agreement with any broker or finder requiring any payment in connection with this Agreement.

Survival
--------

4.02 The representations and warranties contained in Section 4.01 shall not survive the Closing; provided, however, that for purposes of any claims based on
                     --------  -------
fraud, the representations and warranties contained in Section 4.01 shall survive the Closing.


                                   ARTICLE 5
                       REPRESENTATIONS AND WARRANTIES OF
                    MOONLIGHT AND THE MOONLIGHT SHAREHOLDERS
                    ----------------------------------------

5.01 Moonlight and the Moonlight Shareholders jointly and severally represent and warrant to GeoAlert, with the intent that GeoAlert will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

     (a) Moonlight was duly incorporated in the State of Ohio on November 29, 1999. Moonlight is a valid and subsisting corporation in good standing under the laws of Ohio, has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

     (b)  [Reserved];

     (c) the authorized capital of Moonlight consists of 500 shares of common stock with a no par value per share, of which 500 common shares are issued and outstanding as fully paid and non-assessable. No Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

          (i) to require Moonlight to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Moonlight;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of Moonlight;

          (iii) to require Moonlight to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of Moonlight; or

          (iv)  to acquire Moonlight shares;

     (d) Moonlight's shares have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable shares in the capital of Moonlight;

     (e) Moonlight and the Moonlight Shareholders have good and sufficient right and authority to enter into this Agreement on the terms and conditions herein contained;

     (g) this Agreement constitutes a valid, binding and enforceable obligation of Moonlight and the Moonlight Shareholders. On Closing, neither Moonlight or the Moonlight Shareholders will be a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgement, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by Moonlight or the Moonlight Shareholders of this Agreement or the performance by Moonlight or the Moonlight Shareholders of any of the terms hereof;

     (h) at Closing, except as set forth in Section 5 of the Disclosure Schedule, Moonlight will not be indebted to any party; and

     (i) except as set forth in Section 5 of the Disclosure Schedule, Moonlight is not a party to any written or oral agreement with any broker or finder requiring any payment in connection with this Agreement.

Survival
--------

5.02 The representations and warranties contained in Section 5.01 shall not survive the completion of the transactions contemplated by this Agreement; provided, however, that for purposes of any claims based on fraud, the
--------  -------
representations and warranties contained in Section 5.01 shall survive the Closing.


                                   ARTICLE 6
                       CONDITIONS PRECEDENT TO COMPLETION
                       ----------------------------------

Conditions Precedent to Obligation of Moonlight and Moonlight Shareholders
--------------------------------------------------------------------------

6.01 The obligation of Moonlight and the Moonlight Shareholders to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before Closing, of the following conditions:

     (a) the representations and warranties of GeoAlert set out in Article 4 shall be true and correct at and as of the Closing as if such representations and warranties were made at and as of the Closing;

     (b) GeoAlert shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by GeoAlert on or before the Closing; and

     (c) GeoAlert shall have delivered the documents and other items referred to in Article 7.

6.02 The conditions described in section 6.01 are conditions only to Moonlight being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement. If the conditions described in section 6.01 have not been satisfied or waived at or prior to the Closing, Moonlight and the Moonlight Shareholders may elect not to complete.

6.03 All of the conditions precedent set out in section 6.01 are for the sole and exclusive benefit of Moonlight and the Moonlight Shareholders and may be waived, in whole or in part, by notice in writing to GeoAlert.

Conditions Precedent to Obligation of GeoAlert
----------------------------------------------

6.04 The obligation of GeoAlert to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before the Closing of the following:

     (a) the representations and warranties of Moonlight and the Moonlight Shareholders set out in Article 5 shall be true and correct at and as of the Closing as if such representation and warranties were made at and as of the Closing;

     (b) Moonlight and the Moonlight Shareholders having performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Moonlight or the Moonlight Shareholders on or before the Closing;

     (c) Moonlight or the Moonlight Shareholders, as the case may be, shall have delivered or caused to be delivered to GeoAlert the documents and other item referred to in Article 7;

6.05 The conditions described in section 6.04 are conditions only to GeoAlert being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement. If such conditions have not been satisfied or waived at or prior to the Closing, GeoAlert may elect not to complete.

6.06 The conditions precedent set out in section 6.04 are for the sole and exclusive benefit of GeoAlert and may be waived, in whole or in part, by notice in writing to Moonlight and the Moonlight Shareholders.

                                   ARTICLE 7
                              CLOSING & COVENANTS
                              -------------------

Time and Place of Closing
-------------------------

7.01 The Closing and the other transactions contemplated by this Agreement shall be completed on June 18, 2001 (the "Closing Date") at 10:00 a.m. (local
                                          ------------
time in Cleveland, Ohio) at the offices of Calfee, Halter & Griswold LLP.

Closing Documents
-----------------

7.02    At the Closing, GeoAlert shall deliver to Moonlight the following:

     (a)  share certificates representing the GeoAlert Shares;

     (b) a resolution of the Board of GeoAlert authorizing the consummation of the transactions contemplated herein, including the issuance of the GeoAlert Shares to the Moonlight Shareholders;

     (c) resignation of Jason John, the current sole director and officer of GeoAlert;

     (d) a resolution of the Board of Directors of GeoAlert appointing nominees of the Moonlight Shareholders as the directors and officers of GeoAlert;

     (e)  an Indemnity and Release executed by Jason John;

     (f)  any and all of the books and records of GeoAlert;

     (g) any and all documentation (including loan agreements, promissory notes) executed in connection with the loans made by GeoAlert to Moonlight as referenced in Section 7.06; and

     (h) such other documents and instruments that may be necessary to complete the transactions contemplated hereunder.

7.03 At the Closing, Moonlight shall deliver, or cause to be delivered, the following:

     (a) share certificates for the Moonlight Shares endorsed for transfer to GeoAlert; and

     (b) a resolution of the Board of Directors of Moonlight authorizing the consummation of the transactions contemplated herein.

Covenants
---------

7.04 GeoAlert agrees, at or immediately after Closing, to create a stock option plan for the new Directors, Officers and employees of GeoAlert and to grant such persons options to purchase common shares of GeoAlert in the amounts and at the exercise prices set out in Schedule B hereto and in accordance with
                                      ----------
option agreements in a form acceptable to the Moonlight Shareholders.

7.05 The parties agree that following Closing, GeoAlert will adopt management employment agreements having the principal terms set out in Schedule C to this
                                                            ----------
Agreement.

7.06 The parties hereto agree that indebtedness in the amount of $250,000 due and owing to GeoAlert from Moonlight as of the Closing Date shall, immediately following the Closing, be deemed a contribution to capital by GeoAlert and neither Moonlight nor the Moonlight Shareholders shall be obligated to repay to GeoAlert such indebtedness.


                                   ARTICLE 8
                               GENERAL PROVISIONS
                               ------------------

Notices
-------

8.01 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, faxed or mailed postage prepaid addressed as follows:

To GeoAlert:

          GeoAlert Inc.
          c/o Suite 1000
          409 Granville Street
          Vancouver, B.C.
          V6C 1T2

          Facsimile:  (604)688-4933

To the Moonlight Shareholders:

          c/o Moonlight R&D Inc.
          343 W. Bagley Road
          Suite 205
          Berea, Ohio   44017

          Facsimile:  (440) 260-7552

To Moonlight:

          Moonlight R&D Inc.
          343 W. Bagley Road
          Suite 205
          Berea, Ohio   44017

          Facsimile:  (440) 260-7552

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery, if faxed to the facsimile numbers set out above, on the business day next following the date of transmission and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effective if actually delivered or faxed to the facsimile numbers set out above.

Non-Merger
----------

8.02 Notwithstanding the completion of the transactions contemplated by this Agreement, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation, warranty, covenant or agreement) or any investigation made by Moonlight, the representations, warranties, covenants and agreements of the parties set forth herein shall survive the Closing and will remain in full force and effect and shall not be extinguished or merged in any way by the delivery or recording of any deed or any other instrument relating to the completion of the transactions contemplated by this Agreement.

Time of Essence
---------------

8.03 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

Binding Effect
--------------

8.04 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Entire Agreement
----------------

8.05 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

Further Assurances
------------------

8.06 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

Amendments
----------

8.07 No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

Counterparts
------------

8.08      This Agreement may be executed in counterpart and/or by facsimile.

                            [Signature Pages Follow]

                                                  GEOALERT, INC.



                                                  By: /s/  Jason John
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  MOONLIGHT R&D, INC.



                                                  By: /s/  Christine Bachmann
                                                     ---------------------------
                                                     Name:  Christine Bachmann
                                                     Title:  President


                                                   /s/  Christine N. Bachmann
                                                  ------------------------------
                                                  Christine N. Bachmann


                                                   /s/  James W. Garrett
                                                  ------------------------------
                                                  James W. Garrett


                                                   /s/  David M. Westfall
                                                  ------------------------------
                                                  David M. Westfall


                                                   /s/  Robert G. Weiler, Jr.
                                                  ------------------------------
                                                  Robert G. Weiler, Jr.


                                                   /s/  David R. Weiler
                                                  ------------------------------
                                                  David R. Weiler

                                  SCHEDULE A
                                  ----------


                Trent Jordan                      500,000 shares
                Kent Jawant                       500,000 shares
                Event Horizon Ltd.                500,000 shares
                Swordfish Capital                 500,000 shares
                Orcus Global Inc.                 500,000 shares
                Rosemary Renix                    500,000 shares
                Kirby Oikawa                        1,000 shares
                Steele Jordan                       1,000 shares
                Lauren Gorgounis                    1,000 shares
                Perry Gorgounis                     1,000 shares
                Sam Magid                           1,000 shares
                Jeff Hunter                         1,000 shares
                Kevin Puil                          1,000 shares
                Stephanie Tait                      1,000 shares
                Paul Williams                       1,000 shares
                Joe Stuart                          1,000 shares
                Jeeves Investments Ltd.           600,000 shares
                Sunnyside Holdings Ltd.           600,000 shares
                First Nevisian Stockbrokers       490,000 shares
                Christine N. Bachmann           8,165,000 shares
                James W. Garrett                1,905,000 shares
                David Westfall                    275,000 shares
                Robert Weiler, Jr.                110,000 shares
                David Weiler                      110,000 shares
                Alexander von Steeruwitz          271,875 shares
                Joseph Levy                       163,125 shares
                                              ----------------------
                TOTAL:                         15,700,000 shares

                                  SCHEDULE B
                                  ----------
                TO SHARE EXCHANGE AGREEMENT DATED JUNE 14, 2001


  [Options to be Granted by GeoAlert to Directors, Officers and Employees of GeoAlert]



RDS Tasks of Ohio, Inc.

                                  SCHEDULE C
                                  ----------
                TO SHARE EXCHANGE AGREEMENT DATED JUNE 14, 2001

Employment agreements to be entered into by GeoAlert's new management:


Salary:

Mr. Bachmann                               $40,000 - $55,000
President

Mrs. Bachmann                              $40,000 - $55,000
Vice President of Operations

IT Director                                $50,000 - $70,000
and Asst. General Manager

Director of Marketing                      $50,000 - $75,000

Assistant for Marketing                    $35,000 - $50,000


Other personnel and consultants will be brought on as company growth and need demands.